                            SCHEDULE 14A INFORMATION
                  CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant / /
Filed by a party other than the registrant /X/

Check the appropriate box:
/X/         Preliminary consent statement         / /         Confidential, for Use of the
/ /         Definitive consent statement                      Commission Only (as permitted
/ /         Soliciting material pursuant to                   by Rule 14a-6(e)(2))
            Rule 14a-11(c) or Rule 14a-12

                               CORDIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             JNJ ACQUISITION CORP.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

Payment of filing fee (Check the appropriate box):

/ /       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
/X/       $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
/ /       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

/ /   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------
                   Preliminary Copy -- Subject to Completion

PRELIMINARY COPY
SUBJECT TO COMPLETION

                             JNJ ACQUISITION CORP.

To the Shareholders of Cordis Corporation:

     Johnson & Johnson, a New Jersey corporation ("J&J"), has advised Cordis Corporation (the "Company"), that J&J is prepared to pay $105 per share of common stock of the Company, together with any associated rights, in a negotiated stock-for-stock merger in which all outstanding shares (and associated rights) would be exchanged for common stock of J&J (the "Stock Merger"). The amount of common stock of J&J per share (and associated right) that would be issued in the Stock Merger would equal the result obtained by dividing $105 by the average of the closing price per share of common stock of J&J for each of the ten trading days immediately preceding consummation of the Stock Merger. J&J's willingness to effect the Stock Merger is conditioned on the ability to account for the Stock Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles. Based on publicly available information, J&J believes that such accounting treatment would be available. Based on publicly available information, it is anticipated that the Stock Merger will be tax-free to the Company and its shareholders. J&J anticipates that a period of no more than 60 to 90 days from the signing of a definitive merger agreement with respect to the Stock Merger would be required for consummation of the Stock Merger.

     The Company has not agreed to effect the Stock Merger. Accordingly, JNJ Acquisition Corp., a New Jersey corporation (the "Purchaser"), which is a wholly owned subsidiary of J&J, is today commencing a solicitation of all the Company's shareholders to remove the Company's current board of directors, to replace them with nominees of the Purchaser (who intend to approve the Stock Merger and to take certain other actions to facilitate the consummation of the Stock Merger) and to make certain by-law amendments to expedite the prompt consummation of the Stock Merger. The specific features of the Purchaser's proposals as well as the consent procedure itself are described in the accompanying Consent Statement.

     Because of the Company's refusal to meet with representatives of J&J to discuss a transaction (see "BACKGROUND OF THE SOLICITATION" in the accompanying Consent Statement), on October 19, 1995, J&J and the Purchaser announced an offer to purchase all outstanding shares of common stock of the Company, together with any associated rights, at a price of $100 per share (and associated right), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 19, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The purpose of the Offer is to enable J&J, if it is not able to effect the Stock Merger, to acquire control of, and the entire equity interest in, the Company. However, it is J&J's desire to effect the Stock Merger and, if it is able to do so, the Offer will be terminated. Adoption of the proposals set forth in the accompanying Consent Statement would result in termination of the Offer and would expedite the prompt consummation of the Stock Merger.

     If you were a shareholder of record on                , 1995, but
subsequently sold your shares, you still retain voting rights in connection with this consent solicitation. Your failure to vote may adversely affect those who continue to be shareholders. In fairness to other shareholders, the Purchaser urges you to vote all shares that you were entitled to vote as of the
               , 1995, record date set forth on your consent card.

                                                  JNJ ACQUISITION CORP.

                                   IMPORTANT

     1. If your shares of Company Common Stock are held in your own name, please mark, sign, date and mail the enclosed WHITE consent card to Georgeson & Company Inc. in the post-paid envelope provided.

     2. If your shares of Company Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to your shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE consent card to be signed representing your shares. The Purchaser urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Purchaser in care of Georgeson & Company Inc. so that the Purchaser will be aware of all instructions given and can attempt to ensure that such instructions are followed.

     If you have any questions or require any assistance in executing or delivering your consent, please call:

                                    (LOGO)wx
                               Wall Street Plaza
                            New York, New York 10005
                Banks and Brokers Call Collect:  (212) 440-9800
                   All Others Call Toll-Free:  (800) 223-2064

                                PRELIMINARY COPY
                             SUBJECT TO COMPLETION
                                [       ], 1995

                               CONSENT STATEMENT

                                       OF
                             JNJ ACQUISITION CORP.

     This Consent Statement is furnished by JNJ Acquisition Corp., a New Jersey corporation (the "Purchaser"), which is a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation ("J&J"), in connection with the solicitation by the Purchaser of written consents from the holders of Common Stock, par value $1.00 per share (the "Company Common Stock"), of Cordis Corporation, a Florida corporation (the "Company"), to take the following actions without a shareholders' meeting, as permitted under Florida law:

          (1) Remove all nine of the present members of the Board of Directors of the Company (the "Company Board") and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship;

          (2) Amend Section 2 of Article II of the Company's By-laws (the "Company By-laws") to fix the number of directors of the Company at three;

          (3) Elect [                    ], [                    ] and
     [                    ] (collectively, the "Nominees") as the directors of
     the Company (or, if any such Nominee is unable to serve as a director of the Company due to death, disability or otherwise, any other person designated as a Nominee by the remaining Nominee or Nominees); and

          (4) Repeal each provision of the Company By-laws or amendment thereto adopted subsequent to April of 1977 and prior to the effectiveness of the Proposals (as defined below).

     All the foregoing actions (collectively, the "Proposals") are designed to expedite the prompt consummation of the Stock Merger, which is described below. Shareholders of the Company are being asked to express their consent to the Proposals on the accompanying WHITE consent card. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date (as hereinafter defined), of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company Board and to the election of each Nominee). THE PURCHASER RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

     J&J has advised the Company that J&J is prepared to pay $105 per share of Company Common Stock, together with any associated rights (the "Rights") issued pursuant to the Rights Agreement of the Company (the "Rights Agreement") (the Company Common Stock, together (unless the context otherwise requires) with the associated Rights, being herein referred to as the "Shares"), in a negotiated stock-for-stock merger in which all outstanding Shares would be exchanged for common stock of J&J (the "Stock Merger"). The amount of common stock of J&J per Share that would be issued in the Stock Merger would equal the result obtained by dividing $105 by the average of the closing price per share of common stock of J&J for each of the ten trading days immediately preceding consummation of the Stock Merger. J&J's willingness to effect the Stock Merger is conditioned on the ability to account for the Stock Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles. Based on publicly available information, J&J believes that such accounting treatment would be available. Based on publicly available information, it is anticipated that the Stock merger will be tax-free to the Company and its shareholders. J&J anticipates that a period of no more than 60 to 90 days from the signing of a definitive merger agreement with respect to the Stock Merger would be required for consummation of the Stock Merger.

     The Company has not agreed to effect the Stock Merger. Accordingly, pursuant to the Proposals, the Purchaser is seeking to elect to the Company Board persons who intend to (a) redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Stock Merger), approve, and submit and recommend to the Company's shareholders approval of, the Stock Merger under Sections 607.1101 and

607.1103 of the Florida Business Corporation Act (the "FBCA") and take such other actions as may be required to expedite the prompt consummation of the Stock Merger or (b) if any other transaction offering more value to the Company's shareholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have as directors of the Company.

     Because of the Company's refusal to meet with representatives of J&J to discuss a transaction (see "BACKGROUND OF THE SOLICITATION"), on October 19, 1995, J&J and the Purchaser announced an offer to purchase all outstanding Shares at a price of $100 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 19, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The purpose of the Offer is to enable J&J, if it is not able to effect the Stock Merger, to acquire control of, and the entire equity interest in, the Company. However, it is J&J's desire to effect the Stock Merger and, if it is able to do so, the Offer will be terminated. Adoption of the Proposals would result in termination of the Offer and would expedite the prompt consummation of the Stock Merger.

     THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

     Complete information about the Offer is contained in the Offer to Purchase, which is available upon request from the Information Agent for the Offer, Georgeson & Company Inc. ("Georgeson"), and in the Tender Offer Statement on
Schedule 14D-1, which has been filed with the Securities and Exchange Commission (the "Commission"). The Tender Offer Statement on Schedule 14D-1 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the manner set forth under "CERTAIN INFORMATION CONCERNING THE PURCHASER AND J&J" (except that such material will not be available at the regional offices of the Commission or at the offices of The New York Stock Exchange, Inc. ("NYSE")). Such material should also be available for inspection at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, DC 20006.

     The Proposals will become effective when properly completed, unrevoked consents consenting to the Proposals are signed by the holders of record on the Record Date of a majority of the shares of Company Common Stock then outstanding, and such consents are delivered to the Company. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company Board and to the election of each Nominee). See "CONSENT PROCEDURE".

     This Consent Statement and the related WHITE consent card are first being
sent or given on or about                , 1995, to all holders of record of
shares of Company Common Stock on the Record Date. On the Record Date, the Purchaser and J&J each owned 50 shares of Company Common Stock.

     ADOPTION OF THE PROPOSALS, INCLUDING THE REMOVAL OF THE CURRENT MEMBERS OF THE COMPANY BOARD AND ELECTION OF THE NOMINEES, IS AN IMPORTANT STEP TOWARD PROMPT CONSUMMATION OF THE STOCK MERGER. ACCORDINGLY, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD.

     Because the Proposals will become effective only if executed, unrevoked consents consenting to such Proposals are returned by holders of record on the Record Date of a majority of the total number of shares of Company Common Stock then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals.

     This Consent Statement is not a solicitation of proxies to vote with respect to any matter. By executing and delivering a consent a shareholder is exercising such shareholder's own voting power and is not authorizing any other person to vote with respect to any matter.

     The Purchaser and J&J have retained Georgeson to assist in the solicitation of consents to the Proposals.

     If your shares of Company Common Stock are registered in your own name, please mark, sign, date and mail the enclosed WHITE consent card to Georgeson in the post-paid envelope provided. If your shares of Company Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE consent card with respect to your shares of Company Common Stock and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE consent card to be signed representing your shares of Company Common Stock. The Purchaser urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to the Purchaser in care of Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005, so that the Purchaser will be aware of all instructions given and can attempt to ensure that such instructions are followed.

     If you have any questions about executing or delivering your consent or require assistance, please contact:

                                    (LOGO)wx
                               Wall Street Plaza
                            New York, New York 10005
                Banks and Brokers Call Collect:  (212) 440-9800
                   All Others Call Toll-Free:  (800) 223-2064

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                               -------
        SUMMARY..............................................................        1
        The Proposals........................................................        1
        The Stock Merger.....................................................        1
        Voting Securities and Principal Holders..............................        1
        Consent Procedure....................................................        2
        REASONS FOR THE SOLICITATION.........................................        2
        THE PROPOSALS........................................................        2
        THE STOCK MERGER.....................................................        4
        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF......................        5
        CERTAIN INFORMATION CONCERNING THE PURCHASER AND J&J.................        5
        CERTAIN TRANSACTIONS BETWEEN J&J AND THE COMPANY.....................        6
        BACKGROUND OF THE SOLICITATION.......................................        6
        SOLICITATION OF CONSENTS.............................................        8
        CONSENT PROCEDURE....................................................        9
        Effectiveness and Revocation of Consents.............................        9
        Special Instructions.................................................       10
        Absence of Dissenters' Rights........................................       10
        LITIGATION...........................................................       11
        ANNEX I..............................................................      I-1
        ANNEX II.............................................................     II-1
        ANNEX III............................................................    III-1
        ANNEX IV.............................................................     IV-1

                                    SUMMARY

     The information in this summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Consent Statement.

THE PROPOSALS

     The Purchaser is soliciting written consents from the Company's shareholders to remove all nine of the present directors of the Company, amend the Company By-laws to fix the number of directors of the Company at three, elect the Nominees to serve as the directors of the Company and repeal each provision of the Company By-laws or amendment thereto adopted subsequent to April of 1977 and prior to the effectiveness of the Proposals. The Nominees intend to (a) redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Stock Merger), approve, and submit and recommend to the Company's shareholders approval of, the Stock Merger under Sections 607.1101 and 607.1103 of the FBCA, and take such other actions as may be required to expedite the prompt consummation of the Stock Merger or (b) if any other transaction offering more value to the Company's shareholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have as directors of the Company. Accordingly, adoption of the Proposals would expedite the prompt consummation of the Stock Merger.

THE STOCK MERGER

     J&J has advised the Company that J&J is prepared to pay $105 per Share in the Stock Merger. The amount of common stock of J&J per Share that would be issued in the Stock Merger would equal the result obtained by dividing $105 by the average of the closing price per share of common stock of J&J for each of the ten trading days immediately preceding consummation of the Stock Merger. J&J's willingness to effect the Stock Merger is conditioned on the ability to account for the Stock Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles. Based on publicly available information, J&J believes that such accounting treatment would be available. Based on publicly available information, it is anticipated that the Stock Merger will be tax-free to the Company and its shareholders. Shareholders should consult their own tax advisors about the likely tax consequences of the Stock Merger to them and the Company. J&J anticipates that a period of no more than 60 to 90 days from the signing of a definitive merger agreement with respect to the Stock Merger would be required for consummation of the Stock Merger.

     The Company has not agreed to effect the Stock Merger. Accordingly, the Purchaser is soliciting written consents from the Company's shareholders to the Proposals. Adoption of the Proposals would expedite the prompt consummation of the Stock Merger.

     Because of the Company's refusal to meet with representatives of J&J to discuss a transaction (see "BACKGROUND OF THE SOLICITATION"), on October 19, 1995, J&J and the Purchaser announced the Offer. The purpose of the offer is to enable J&J, if it is not able to effect the Stock Merger, to acquire control of, and the entire equity interest in, the Company. However, it is J&J's desire to effect the Stock Merger and, if it is able to do so, the Offer will be terminated. Adoption of the Proposals would result in termination of the Offer and would expedite the prompt consummation of the Stock Merger.

     Shareholders of the Company are not being asked to tender their Shares pursuant to this Consent Solicitation or to consent to or vote on the Stock Merger at this time.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     The Company Common Stock constitutes the only outstanding class of voting securities of the Company. Accordingly, only holders of Company Common Stock are entitled to execute and deliver consents. For information regarding the persons believed to be the beneficial owners of more than 5% of the Company Common Stock, see "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF" below.

CONSENT PROCEDURE

     The Purchaser will pay all costs in connection with its solicitation of consents. The consents are being solicited pursuant to the procedure established by Sections 607.0704 and 607.0707 of the FBCA. Shareholders of the Company of record as of the close of business on the Record Date are entitled to consent to the Proposals. The Proposals will become effective when properly completed, unrevoked consents consenting to the Proposals are signed by the holders of record as of the Record Date of a majority of the shares of Company Common Stock then outstanding, and such consents are delivered to the Company. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company Board and to the election of each Nominee). To be effective, the requisite consents must be delivered to the Company within 60 days of the Record Date.

                          REASONS FOR THE SOLICITATION

     The Purchaser is soliciting written consents to the Proposals in order to expedite the prompt consummation of the Stock Merger. AS DESCRIBED BELOW, THE NOMINEES, IF ELECTED, INTEND TO SUPPORT THE STOCK MERGER.

     The Purchaser believes that the Stock Merger is in the best interests of the shareholders of the Company because, among other things, the consideration that would be received by shareholders in the Stock Merger reflects a substantial premium over the trading price of the Shares preceding the public announcement of the Offer.

     On October 18, 1995, the last full trading day before the first public announcement of J&J's intent to commence the Offer, the last reported sale quotation of the Shares on the Nasdaq National Market (the "Nasdaq National Market") operated by the National Association of Securities Dealers, Inc. was $86. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

     The Nominees intend to (a) redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Stock Merger), approve, and submit and recommend to the Company's shareholders approval of, the Stock Merger under Sections 607.1101 and 607.1103 of the FBCA and take such other actions as may be required to expedite the prompt consummation of the Stock Merger or (b) if any other transaction offering more value to the Company's shareholders is proposed, take actions to facilitate such a transaction, subject in all cases to fulfillment of the fiduciary duties that they would have as directors of the Company. Accordingly, adoption of the Proposals would expedite the prompt consummation of the Stock Merger.

     This Consent Statement is not a soliciation of proxies to vote with respect to any matter. By executing and delivering a consent a shareholder is exercising such shareholder's own voting power and is not authorizing any other person to vote with respect to any matter.

                                 THE PROPOSALS

     The Purchaser is seeking written shareholder consents without a meeting to the Proposals, which Proposals consist of the following actions:

          (1) Remove all nine of the present members of the of the Company Board and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship;

          (2) Amend Section 2 of Article II of the Company By-laws to fix the number of directors of the Company at three;

          (3) Elect the Nominees as the directors of the Company; and

          (4) Repeal each provision of the Company By-laws or amendment thereto adopted subsequent to April of 1977 and prior to the effectiveness of the Proposals.

     The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company Board and to the election of each Nominee).

      THE PURCHASER RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

     Removal of Directors. The Proposals include the removal of all the Company's current directors and any other person who may be a director immediately prior to the time the action proposed to be taken by this consent procedure becomes effective. The Company's current directors are Catherine M. Burzik, David R. Challoner, M.D., Richard W. Foxen, Donald F. Malin, Jr., William J. Razzouk, Robert C. Strauss, Jan L. de Ruyter van Stevenick, Wilton W. Webster, Jr. and Patricia K. Woolf.

     By-law Amendment Fixing Number of Directors at Three. The Proposals include an amendment to Section 2 of Article II of the Company By-laws to provide that the number of directors be fixed at three. This amendment to the Company By-laws is set forth in its entirety in Annex IV to this Consent Statement. The Company By-laws currently provide that the Company Board shall consist of not less than three directors nor more than nine directors. This By-law amendment is designed to reduce the number of directors constituting the Company Board to the number to be in office if the Proposals to remove the incumbent directors and elect the Nominees are approved.

     Election of Nominees. The Proposals include the election as directors of the Company of the three Nominees named in the table below, each of whom has consented to serve as a director, if elected, until the next annual meeting of shareholders and until his successor has been elected and qualified. The Purchaser's primary purpose in seeking to elect the Nominees to the Company Board is to obtain the redemption of the Rights (or the amendment of the Rights Agreement to make the Rights inapplicable to the Stock Merger) and the approval, and submission and recommendation to the Company's shareholders of approval of, the Stock Merger under Sections 607.1101 and 607.1103 of the FBCA, thereby facilitating the consummation of the Stock Merger. However, if elected, the Nominees would be responsible for managing the business and affairs of the Company. The Nominees intend for the Company to continue to be managed by its current management team out of its current headquarters in Florida. Each director of the Company has an obligation under Florida law to discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the Company. In this connection, circumstances may arise in which the interests of the Purchaser and its affiliates, on the one hand, and the interests of other shareholders of the Company, on the other hand, may differ. In any such case, the Nominees intend to discharge fully the obligations owing to the Company and its shareholders under Florida law. Although the Purchaser has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the persons named on the WHITE consent card will vote for the election of such other nominee or nominees as may be proposed by such Nominee or Nominees.

                                                     EMPLOYMENT HISTORY OR
                                                       PRESENT PRINCIPAL
              NAME, AGE AND                          OCCUPATION AND FIVE-
             BUSINESS ADDRESS                       YEAR EMPLOYMENT HISTORY
     --------------------------------  -------------------------------------------------
     [                    ] (  ).....
     [                    ] (  ).....
     [                    ] (  ).....

     Annex III sets forth certain information relating to Shares owned by the Nominees and certain transactions between any of them and the Company.

     It is contemplated that each Nominee will be paid a fee of $[ ] by the Purchaser for agreeing to stand for election as a director of the Company. In addition, it is anticipated that each Nominee, upon election, will receive director's fees, consistent with the Company's past practice, for services as a director of the Company. According to the Company's 1995 Proxy Statement, directors of the Company received an annual retainer of $20,000 for the fiscal year ended June 30, 1995, together with a fee of $1,250 for each Company Board meeting attended. J&J has agreed to indemnify (and advance expenses to) each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his capacity as a nominee for election as a director of the Company, and, if elected, as a director of the Company, or arising out of his status in either such capacity. J&J has also agreed to reimburse each Nominee for his reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel.

     Repeal of By-laws Adopted Subsequent to April of 1977 and Prior to the Effectiveness of the Proposals. The Proposals include the repeal of each provision of the Company By-laws or amendment thereto adopted subsequent to April of 1977 and prior to the effectiveness of the Proposals. This Proposal is designed to prevent the Company Board from taking actions to amend the Company By-laws to attempt to nullify the actions taken by the shareholders pursuant to the Proposals or to create new obstacles to the consummation of the Stock Merger.

                                THE STOCK MERGER

     J&J has advised the Company that J&J is prepared to pay $105 per Share in the Stock Merger. The amount of common stock of J&J per Share that would be issued in the Stock Merger would equal the result obtained by dividing $105 by the average of the closing price per share of common stock of J&J for each of the ten trading days immediately preceding consummation of the Stock Merger. J&J's willingness to effect the Stock Merger is conditioned on the ability to account for the Stock Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles. Based on publicly available information, J&J believes that such accounting treatment would be available. Based on publicly available information, it is anticipated that the Stock Merger will be tax-free to the Company and its shareholders. Shareholders should consult their own tax advisors about the likely tax consequences of the Stock Merger to them and the Company. J&J anticipates that a period of no more than 60 to 90 days from the signing of a definitive merger agreement with respect to the Stock Merger would be required for consummation of the Stock Merger.

     The Company has not agreed to effect the Stock Merger. Accordingly, the Purchaser is soliciting written consents from the Company's shareholders to the Proposals. Adoption of the Proposals would expedite the prompt consummation of the Stock Merger.

     Because of the Company's refusal to meet with representatives of J&J to discuss a transaction (see "BACKGROUND OF THE SOLICITATION"), on October 19, 1995, J&J and the Purchaser announced the Offer. The purpose of the offer is to enable J&J, if it is not able to effect the Stock Merger, to acquire control of, and the entire equity interest in, the Company. However, it is J&J's desire to effect the Stock Merger and, if it is able to do so, the Offer will be terminated. Adoption of the Proposals would result in termination of the Offer and would expedite the prompt consummation of the Stock Merger.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The shares of Company Common Stock constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of Company Common Stock are entitled to execute consents. The Company stated in its Annual Report on Form 10-K for the year ended June 30, 1995, that, as of August 15, 1995, there were 16,393,672 shares of Company Common Stock outstanding. Each share of Company Common Stock entitles its record holder to one vote. Shareholders of the Company do not have cumulative voting rights.

     The following table sets forth, as of June 30, 1995, the name of each person who, based on publicly available information, owned beneficially more than 5% of the shares of Company Common Stock outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The information below with respect to beneficial ownership is based upon information filed with the Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and furnished to the Company by the respective shareholders, as reported by the Company in its 1995 Proxy Statement.

                                                                  NUMBER OF
                                                                COMMON SHARES     PERCENTAGE
                      NAME AND ADDRESS                          BENEFICIALLY          OF
                    OF BENEFICIAL OWNER                             OWNED         OWNERSHIP
------------------------------------------------------------    -------------     ----------
AIM Management Group, Inc...................................      2,126,000          13.0%
11 Greenway Plaza
Houston, TX 77046
Twentieth Century Companies.................................        875,000           5.3%
4500 Main Street
Kansas City, MO 64141-9210

     For information relating to the ownership of Company Common Stock by directors and executive officers of the Company, see Annex I hereto.

              CERTAIN INFORMATION CONCERNING THE PURCHASER AND J&J

     The Purchaser, a New Jersey corporation, which is a wholly owned subsidiary of J&J, was organized to acquire the Company and has not conducted any unrelated activities since its organization. The principal office of the Purchaser is located at the principal office of J&J. All outstanding shares of capital stock of the Purchaser are owned by J&J.

     J&J's principal line of business is the manufacture and sale of a broad range of products in the health care field. J&J is a New Jersey corporation with its principal office located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, telephone number (908) 524-0400.

     J&J is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports relating to its business, financial condition and other matters. Such reports and other documents should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street, (Suite 1400), Chicago, IL 60661. Copies of the J&J 1994 Annual Report, the J&J 1995 10-Q and such other documents should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549. Copies of the J&J 1994 Annual Report, the J&J 1995 10-Q and such other documents should also be available for inspection at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

     Certain information about the directors and executive officers of the Purchaser and J&J and certain employees and other representatives of the Purchaser and J&J who may also assist Georgeson in soliciting consents is set forth in the attached Annex II. Annex III sets forth certain information relating to Shares owned by the Purchaser, J&J, their directors and executive officers, such employees and other representatives and certain transactions between any of them and the Company.

                CERTAIN TRANSACTIONS BETWEEN J&J AND THE COMPANY

     For the past several years, subsidiaries of J&J have been parties to transactions with the Company and its subsidiaries which have generally involved purchasing certain of the Company's balloon catheters for resale in stent delivery systems or stent kits marketed by subsidiaries of J&J in the U.S. and in Europe. For the years 1993, 1994 and 1995, these purchases in the U.S. totalled approximately $20,000, $41,000 and $14,000, respectively. At current exchange rates, the purchases in Europe for those years totalled approximately $32,000, $2.4 million and $1.3 million, respectively.

     During several cardiology industry meetings since 1992 executives from J&J's subsidiary, Johnson & Johnson Interventional Systems Company ("JJIS") met with executives from the Company, including the Company's current Chairman, Robert C. Strauss, to discuss the potential for the Company and JJIS to work together in various ways, including a joint venture, joint marketing agreement or supply agreement relating primarily to the use of Company's balloon catheters with JJIS's stents. No agreements (apart from the purchases described above) resulted from these discussions.

     In February - March 1994 the President of JJIS and Mr. Strauss had conversations, along with others in both organizations, concerning the potential for the companies' working together in a distribution arrangement. No distribution arrangement was concluded.

     J&J is not aware of any transactions or proposed transactions between its affiliates (other than subsidiaries of J&J) and the Company other than transactions in the ordinary course of business.

     For information regarding certain other transactions between the Company and its affiliates and J&J, the Purchaser, the Nominees, the directors and executive officers of J&J and the Purchaser and certain employees or other representatives of J&J or the Purchaser, see Annex III hereto.

                         BACKGROUND OF THE SOLICIATION

     On September 6, 1995, Ralph S. Larsen, Chairman of the Board and Chief Executive Officer of J&J, telephoned Dr. Robert Q. Marston, then Chairman of the Board of the Company, to advise Dr. Marston of J&J's interest in meeting with representatives of the Company to discuss a negotiated transaction. Dr. Marston had previously served for many years on the Board of Directors of J&J. Mr. Larsen briefly outlined for Dr. Marston the strategic advantages to both the Company and J&J of a combination. Dr. Marston explained to Mr. Larsen that he would be stepping down as Chairman of the Board of the Company in October and that Mr. Strauss, the President and Chief Executive Officer, would be his successor as Chairman. Dr. Marston told Mr. Larsen that he would get back to him following consultation with Richard W. Foxen, a Director of the Company. Mr. Foxen telephoned Mr. Larsen later that day and Mr. Larsen advised him of J&J's desire to meet with representatives of the Company as soon as possible. Mr. Larsen described J&J's decentralized operating philosophy and indicated J&J's intention to leave the Company as an autonomous operating company within J&J's family of companies. Mr. Foxen agreed that he and Dr. Marston would meet with Mr. Larsen on September 12 in New York City.

     At a meeting on September 12, 1995, Mr. Larsen and Robert N. Wilson, Vice Chairman of J&J, reviewed with Dr. Marston and Mr. Foxen the reasons that a combination of J&J and the Company was in the best interests of all parties. They also expressed J&J's interest in moving forward with a transaction to be structured as a stock-for-stock tax-free merger to be accounted for as a pooling-of-interests. Mr. Larsen and Mr. Wilson again emphasized J&J's desire to keep the Company intact and autonomous in its current location in Florida.

     On September 13, 1995, Dr. Marston telephoned Mr. Larsen and informed him that he had reviewed the prior discussions with other Directors of the Company as well as with Mr. Strauss. Dr. Marston then requested that Mr. Larsen telephone Mr. Strauss. Mr. Larsen immediately telephoned Mr. Strauss concerning the meeting with Dr. Marston and Messrs. Foxen and Wilson. Mr. Larsen outlined the strategic basis for a business combination and emphasized that he would like to meet as soon as possible to discuss a negotiated transaction. Mr. Strauss, after having been initially reluctant to meet before the Company's Annual Meeting in October, tentatively agreed to a meeting on either September 21 or 22, and said he would call Mr. Larsen on September 15 to confirm the date of the meeting. On September 15, 1995, Mr. Larsen called Mr. Strauss and they scheduled the meeting for September 21, 1995. On September 18, 1995, Mr. Larsen telephoned Dr. Marston to express his concern over Mr. Strauss' apparent reluctance to meet with J&J.

     On September 19, 1995, Mr. Strauss telephoned Mr. Larsen and informed him that there had been a telephonic meeting of the Board of Directors of the Company at which it was decided that it would be premature to meet with representatives of J&J until after the Annual Meeting of shareholders of the Company, scheduled for October 10, 1995. Mr. Strauss further informed Mr. Larsen that it had been decided that Mr. Strauss should be the contact for all communications with J&J. Mr. Larsen inquired as to the reason for the delay and Mr. Strauss responded that the Board of Directors of the Company wanted time to do an evaluation of the Company. Mr. Larsen agreed to postpone meeting until after the Company's Annual Meeting. Later that day, Mr. Larsen telephoned Dr. Marston who declined to discuss the matter further, other than to confirm that the foregoing was the Board's position.

     On October 11, 1995, Mr. Strauss telephoned Mr. Larsen and stated that the Board of Directors of the Company had met and had determined that the Company should remain independent, and that Mr. Strauss should not meet with J&J. Mr. Larsen inquired as to how this determination could have been made without the Board being informed of the terms that J&J would propose, the strategic reasons for a combination and the benefits to the Company's shareholders, employees and customers. Mr. Strauss responded that he was not authorized to meet, and would not meet, with Mr. Larsen. Mr. Larsen asked Mr. Strauss to reconsider and again expressed a desire for a negotiated transaction. There were no further communications from Mr. Strauss.

     On October 12, 1995, J&J purchased 100 Shares at a price per Share of $81.50. On October 18, 1995, J&J transferred beneficial ownership of 50 Shares to the Purchaser.

     On October 19, 1995, the following letter was sent to the Company:

Mr. Robert Strauss
Chairman, President and Chief Executive Officer
Cordis Corporation
14201 N.W. 60th Avenue
Miami Lakes, Florida 33014

Dear Bob:

     Well over a month ago we advised you of our interest in Cordis Corporation and our desire to meet to start a process for a negotiated merger transaction. We have the highest regard for you and your management team, which has built one of the industry's leading diagnostic and interventional cardiology businesses. As you know, we view the combination of Johnson & Johnson Interventional Systems and Cordis as an important strategic step that will benefit everyone. At your request, we agreed to postpone our meeting until after Cordis' Annual Meeting on October 10, 1995. After your Annual Meeting you called to advise me that you would not meet with us.

     Given your unwillingness even to meet, and the compelling strategic importance of this combination, you left us no alternative but to make an offer directly to your shareholders. Therefore, we are today announcing a tender offer for all of Cordis' outstanding shares for a price of $100 per share in cash. However, we are prepared to terminate the cash tender offer and to pay $105 per share in a negotiated stock-for-stock, tax-free transaction which would be accounted for as pooling-of-interests.

     Our $105 proposal is a premium of approximately 70% over the market price of the Cordis stock prior to July 18, 1995, the date on which several wire stories incorrectly reported that there were merger discussions between us. Your stock traded up more than $10 per share on July 18, 1995 based on those rumors and has continued to trade based upon takeover speculation. Our $105 proposal also represents a multiple of 35x Cordis' twelve-month trailing earnings.

     We believe that a combination of our two businesses would be beneficial to our respective shareholders, employees, customers and other constituencies. We view this combination as an important strategic step for both companies to meet the challenge of providing for customer needs in the fast-changing healthcare industry. Cordis and Johnson & Johnson Interventional Systems together will create one of the leading worldwide vascular disease management companies. Johnson & Johnson's resources and distribution network will help position the combined business as a more attractive supplier to hospitals. This will allow us to provide a comprehensive line of superior products and services to hospitals, physicians and patients. In light of customer preferences for broadline suppliers, this combination will protect and enhance both companies' leadership positions while allowing for more powerful product offerings.

     Johnson & Johnson operates on a decentralized basis, giving management of our various businesses a high degree of operational autonomy. Upon completion of the transaction, we plan to integrate our existing cardiovascular business into Cordis under the leadership of Cordis' management team. The combined company will retain the Cordis name and will continue to be headquartered in Miami, Florida.

     We and our advisors are ready to meet with you and all other members of the Cordis Board of Directors, management, and advisors to answer any questions you or they may have. Our objective is to promptly conclude a transaction that is supported by you and the Cordis Board of Directors.

                                          Sincerely,

                                          Ralph S. Larsen

     Also on October 19, 1995, Mr. Larsen telephoned Mr. Strauss to inform him of the proposal for the Stock Merger and the Offer.

                            SOLICITATION OF CONSENTS

     Solicitation of consents may be made by the directors, officers, investor relations personnel and other employees of the Purchaser and its affiliates, including J&J. Consents will be solicited by mail, advertisement, telephone or telecopier and in person. No such persons will receive additional compensation for such solicitation.

     In addition, J&J and the Purchaser have retained Georgeson to assist in the solicitation, for which services Georgeson will receive reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses. J&J has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the Federal
securities laws. It is anticipated that approximately [   ] persons will be
employed by Georgeson to solicit shareholders. Georgeson is also acting as Information Agent in connection with the Offer, for which Georgeson will be paid reasonable and customary compensation in addition to reimbursement of reasonable out-of-pocket expenses.

     Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the shares of Company Common Stock. The Purchaser and its affiliates will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

     J.P. Morgan Securities Inc. ("J.P. Morgan") is acting as Dealer Manager in connection with the Offer and as financial advisor to the Purchaser and J&J in connection with the Offer and the Stock Merger and J.P. Morgan will receive reasonable and customary compensation for its services. J&J has also agreed to reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and any other advisor retained by J.P. Morgan in connection with its engagement and to indemnify J.P. Morgan and certain related persons against certain liabilities and expenses, including certain liabilities and expenses under the Federal securities laws.

     In connection with J.P. Morgan's engagement as financial advisor, the Purchaser anticipates that certain employees of J.P. Morgan may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company for the purpose of assisting in the solicitation of consents. J.P. Morgan will not receive any fee for or in connection with such solicitation activities by employees of J.P. Morgan apart from the fees it is otherwise entitled to receive as described above.

     The cost of the solicitation of consents to the Proposals will be borne by the Purchaser and its affiliates, including J&J. The Purchaser will not seek reimbursement of the costs of this solicitation from the Company. Costs related to the solicitation of consents to the Proposals include expenditures for attorneys, accountants, financial advisors, consent solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and
filing fees and are expected to aggregate approximately $     million.

                               CONSENT PROCEDURE

     Under applicable provisions of the FBCA unless otherwise provided in a corporation's articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if unrevoked consents in writing as to such action are signed, dated and delivered by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. In this regard, the unrevoked consent of the holders of not less than (1) a majority of the shares of Company Common Stock outstanding and entitled to vote on the Record Date must be obtained within the time limits specified herein to adopt the Proposals (other than the Proposal to elect the Nominees described above), and (2) a plurality of the shares of Company Common Stock outstanding and entitled to vote on the Record Date must be obtained within the time limits specified herein to adopt the Proposal to elect the Nominees described above. Because the effectiveness of each Proposal is conditioned upon approval of all Proposals, and because the greatest minimum number of consents required to adopt and effect any of the Proposals is the consent of the holders of a majority of the outstanding shares of Company Common Stock, the effectiveness of each and all of the Proposals is subject to, and conditioned upon, delivery to the Company within the time periods specified herein of properly executed and unrevoked written consents in favor of each of the Proposals by the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote on the Record Date. In order for such action to be effective, the consents must be delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

     Within 10 days following authorization by written consent as described above, a notice fairly summarizing the action taken and any applicable dissenters' rights will be given to all shareholders who have not consented in writing (and to any shareholders not entitled to vote on the action). Action taken by written consent in accordance with the foregoing procedure has the same effect as a vote at a shareholders' meeting.

EFFECTIVENESS AND REVOCATION OF CONSENTS

     The corporate actions proposed herein will be adopted when properly completed, unrevoked consents consenting to the Proposals are signed by the holders of record on the Record Date of a majority of the shares of Company Common Stock then outstanding, and such consents are delivered to the Company, provided that the requisite consents are so delivered within 60 days of the Record Date. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company Board and to the election of each Nominee).

     The Purchaser plans to present the results of a successful solicitation with respect to the corporate actions proposed herein to the Company as soon as possible.

     An executed consent card may be revoked at any time prior to the date that the Company receives the required number of consents to authorize the proposed action by signing, dating and delivering a written revocation. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Purchaser in care of Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005, or to the Company at 14201 N.W. 60th Avenue, Miami Lakes, Florida 33014 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Purchaser requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to the Purchaser in care of Georgeson at the address set forth above, so that the Purchaser will be aware of all revocations and can more accurately determine if and when consents to the actions described herein have been received from the holders of record on the Record Date of a majority of outstanding shares of Company Common Stock.

SPECIAL INSTRUCTIONS

     If you were a record holder of shares of Company Common Stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENTS", "DOES NOT CONSENT" or "ABSTAINS" box, as applicable, underneath each such Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

     In addition, you may withhold consent to the removal of any individual member of the Company Board or to the election of any individual Nominee by writing such person's name on the consent card. However, the effectiveness of each of the Proposals is subject to, and conditioned upon, the receipt of consents from the holders of record on the Record Date of a majority of shares of Company Common Stock then outstanding consenting to the removal of each member of the Company Board and to the election of each Nominee.

     If the shareholder has failed to check a box marked "CONSENTS", "DOES NOT CONSENT" or "ABSTAINS" for all of the Proposals, such shareholder will be deemed to have consented to the Proposals, except that such shareholder will not be deemed to have consented to the removal of any member of the Company Board or the election of any Nominee whose name is written-in on the consent card.

      THE PURCHASER RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

     YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

     If your shares of Company Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to your shares of Company Common Stock and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares of Company Common Stock. The Purchaser urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Purchaser in care of Georgeson at the address set forth above so that the Purchaser will be aware of all instructions given and can attempt to ensure that such instructions are followed.

ABSENCE OF DISSENTERS' RIGHTS

     Pursuant to Section 607.1302 of the FBCA, the shareholders of the Company are not entitled to dissenters' rights in connection with the Proposals.

     J&J intends to continue to negotiate with the Company with respect to the Stock Merger. If such negotiations result in a definitive merger agreement shareholders of the Company will not have dissenters' rights under the FBCA in connection with the consummation of the merger contemplated thereby unless the Company Common Stock is no longer quoted on the Nasdaq National Market on the record date for the vote of shareholders with respect thereto.

                                   LITIGATION

     On October 19, 1995, the Purchaser and J&J commenced litigation against the Company in United States District Court for the Southern District of Florida seeking, among other things, an order enjoining the Company and the Company Board from taking any action to delay or impede the Stock Merger.

                                                           JNJ ACQUISITION CORP.

     If you have any questions about giving your Consent or require assistance, please contact:

                                    (LOGO)wx
                               Wall Street Plaza
                            New York, New York 10005
                Banks and Brokers Call Collect:  (212) 440-9800
                   All Others Call Toll-Free:  (800) 223-2064

Dated:                , 1995

                                    ANNEX I
                     SHARES HELD BY THE COMPANY'S DIRECTORS
                             AND EXECUTIVE OFFICERS

     Based upon the Purchaser's review of the Company's Proxy Statement dated September 15, 1995, to the Purchaser's knowledge, the directors and five most highly compensated executive officers of the Company (and the directors and executive officers as a group) beneficially owned as of August 22, 1995, the following amounts of the outstanding shares of Company Common Stock:

                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL     PERCENTAGE
                     NAME OF BENEFICIAL OWNER(1)                        OWNERSHIP       OF CLASS
----------------------------------------------------------------------  ----------     ----------
Catherine M. Burzik...................................................         --            *
David R. Challoner, M.D. .............................................     11,700 (2)        *
Richard W. Foxen......................................................     11,000 (2)        *
Donald F. Malin, Jr. .................................................      9,500 (2)        *
Robert Q. Marston, M.D. ..............................................      8,000 (2)        *
William J. Razzouk....................................................         --            *
Jan L. de Ruyter van Steveninck.......................................      4,000 (2)        *
Wilton W. Webster, Jr. ...............................................  1,004,740 (3)      6.1%
Patricia K. Woolf, Ph.D. .............................................     12,350 (2)        *
Robert C. Strauss.....................................................    161,176 (3)      1.0%
Rudy J. Kranys........................................................    145,068 (3)        *
Alfred J. Novak.......................................................     81,260 (3)        *
Philip J. Monks.......................................................     58,682 (3)        *
Egbert Ratering.......................................................    112,085 (3)        *
                                                                        ----------       -----
All Directors, Director nominees and Executive Officers as a group
  (23 persons) including the above....................................  1,981,846 (4)     12.1%

---------------
(1) Beneficial ownership, as listed in the chart, includes shares of Company Common Stock directly owned or held by the persons named and the group referred to, or by certain members of their families.
(2) Includes shares of Company Common Stock which may be acquired, when vested, by the exercise of options granted under the Company's Director Non-Qualified Stock Option Plan as follows: Dr. Challoner -- 10,000; Mr. Foxen -- 10,000; Mr. Malin -- 8,000; Dr. Marston -- 8,000; Mr. van
    Steveninck -- 4,000; Dr. Woolf -- 10,000.
(3) Includes shares of Company Common Stock which may be acquired, when vested, by the exercise of options granted under the Company's Non-Qualified Stock Option Plan, as follows: Mr. Webster -- 3,000; Mr. Strauss -- 121,000; Mr. Kranys -- 60,500; Mr. Novak -- 60,500; Mr. Monks -- 54,500; and Mr.
    Ratering -- 39,600.
(4) Includes 648,900 shares of Company Common Stock which may be acquired, when vested, by the exercise of options granted under the Company's Non-Qualified Stock Option Plan and Director Non-Qualified Stock Option Plan.

                                    ANNEX II
                      INFORMATION CONCERNING THE DIRECTORS
     AND EXECUTIVE OFFICERS OF J&J AND THE PURCHASER AND CERTAIN EMPLOYEES
               AND OTHER REPRESENTATIVES OF J&J AND THE PURCHASER

     The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors and executive officers of J&J and the Purchaser and (2) certain employees and other representatives of J&J and the Purchaser who may also assist Georgeson in soliciting consents from the Company's stockholders. Unless otherwise indicated, the principal business address of each director, executive officer, employee or representative is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.

                    DIRECTORS AND EXECUTIVE OFFICERS OF J&J

                  NAME AND                                     PRESENT OFFICE
             PRINCIPAL BUSINESS                              OR OTHER PRINCIPAL
                  ADDRESS                                 OCCUPATION OR EMPLOYMENT
--------------------------------------------    --------------------------------------------
James W. Black, M.D.                            Director of J&J. Professor of Analytical
The James Black Foundation                      Pharmacology at the Rayne Institute, King's
68 Half Moon Lane                               College School of Medicine.
Dulwich, London SE249JE
England
Gerard N. Burrow, M.D.                          Director of J&J. Dean of the Yale University
Yale New Haven School of Medicine               School of Medicine.
333 Cedar Street
New Haven, CT 06510
Joan Ganz Cooney                                Director of J&J. Chairman, Executive
Children's Television Workshop                  Committee of Children's Television Workshop.
One Lincoln Plaza
New York, NY 10023
James G. Cullen                                 Director of J&J. Vice Chairman of the Board
Bell Atlantic Corporation                       of Bell Atlantic Corporation.
1310 North Court House Road
Arlington, VA 22201
Philip M. Hawley                                Director of J&J.
Suite 2280
444 South Flower Street
Los Angeles, CA 90071-2900
Clark H. Johnson                                Director of J&J. Member, Executive Committee
                                                and Vice President, Finance of J&J.
Ann Dibble Jordan                               Director of J&J.
Arnold G. Langbo                                Director of J&J. Chairman of the Board and
Kellogg Company                                 Chief Executive Officer of Kellogg Company.
One Kellogg Square
Battle Creek, MI 49016-3599

                  NAME AND                                     PRESENT OFFICE
             PRINCIPAL BUSINESS                              OR OTHER PRINCIPAL
                  ADDRESS                                 OCCUPATION OR EMPLOYMENT
--------------------------------------------    --------------------------------------------
Ralph S. Larsen                                 Chairman, Board of Directors and Chief
                                                Executive Officer and Chairman, Executive
                                                Committee, of J&J.
John S. Mayo, Ph.D.                             Director of J&J. President Emeritus, AT&T
AT&T Bell Laboratories, Inc.                    Bell Laboratories.
600 Mountain Avenue
Murray Hill, NJ 07974
Thomas S. Murphy                                Director of J&J. Chairman of the Board and
Capital Cities/ABC, Inc.                        Chief Executive Officer of Capital
77 West 66th Street                             Cities/ABC, Inc.
New York, NY 10023-6298
Paul J. Rizzo                                   Director of J&J. Partner, Franklin St.
Franklin St. Partners                           Partners.
1506 E. Franklin, Suite 104
Chapel Hill, NC 27514
Maxine F. Singer, Ph.D.                         Director of J&J. President of the Carnegie
Carnegie Institution of Washington              Institution of Washington.
1530 P Street, N.W.
Washington, D.C. 20005-1910
Roger B. Smith                                  Director of J&J.
Robert N. Wilson                                Vice Chairman, Board of Directors and Vice
                                                Chairman, Executive Committee of J&J.
Roger S. Fine                                   Member, Executive Committee and Vice
                                                President, Administration of J&J.
George S. Frazza                                Member, Executive Committee and Vice
                                                President and General Counsel of J&J.
Ronald G. Gelbman                               Member, Executive Committee and Worldwide
                                                Chairman of Pharmaceutical & Diagnostics
                                                Group of J&J.
Christian A. Koffmann                           Member, Executive Committee and Worldwide
                                                Chairman of Consumer and Personal Care Group
                                                of J&J.
James T. Lenehan                                Member, Executive Committee and Worldwide
                                                Chairman of Consumer Pharmaceuticals &
                                                Professional Group of J&J.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER

                  NAME AND                                     PRESENT OFFICE
             PRINCIPAL BUSINESS                              OR OTHER PRINCIPAL
                  ADDRESS                                 OCCUPATION OR EMPLOYMENT
--------------------------------------------    --------------------------------------------
Joseph S. Orban                                 Director and President and Assistant
                                                Secretary of the Purchaser. Associate
                                                General Counsel of J&J.
Peter S. Galloway                               Director and Vice President and Secretary of
                                                the Purchaser. Secretary and Associate
                                                General Counsel of J&J.
James R. Hilton                                 Director and Vice President and Assistant
                                                Secretary of the Purchaser. Assistant
                                                General Counsel of J&J.
Frederick A. Reichert                           Treasurer of the Purchaser. Director,
                                                Finance, Mergers and Acquisitions Analyses
                                                of J&J.
O. Nelson Baker                                 Assistant Secretary of the Purchaser.
                                                Assistant General Counsel of J&J.
John T. Crisan                                  Assistant Secretary of the Purchaser.
                                                General Attorney of J&J.
Jayne C. Zall                                   Assistant Secretary of the Purchaser.
                                                General Attorney of J&J.

               CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF J&J
                 OR THE PURCHASER WHO MAY ALSO SOLICIT CONSENTS

                  NAME AND                                     PRESENT OFFICE
             PRINCIPAL BUSINESS                              OR OTHER PRINCIPAL
                  ADDRESS                                 OCCUPATION OR EMPLOYMENT
--------------------------------------------    --------------------------------------------
[                                                    ] [                                                    ]
[                                                    ] [                                                    ]
[                                                    ] [                                                    ]

                                   ANNEX III
                    SHARES HELD BY THE PURCHASER, J&J, THEIR
            DIRECTORS AND EXECUTIVE OFFICERS, CERTAIN EMPLOYEES AND
         OTHER REPRESENTATIVES OF THE PURCHASER OR J&J AND THE NOMINEES
          AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY

     J&J purchased 100 Shares on October 12, 1995 for $81.50 per Share. On October 18, 1995, J&J transferred beneficial ownership of 50 of such Shares to the Purchaser. No part of the purchase price or market value of any of the Shares described in this paragraph was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Shares. J.P. Morgan is the record owner of the Shares beneficially owned by the Purchaser and J&J. The Purchaser and J&J disclaim beneficial ownership of any Shares owned by any pension plan of J&J or any affiliate of J&J.

     In the ordinary course of its business, J.P. Morgan engages in securities trading, market-making and brokerage activities and may, at any time, hold long or short positions and may trade or otherwise effect transactions in securities
of the Company. As of         , 1995, two affiliates of J.P. Morgan, J.P. Morgan
Investment Management and J.P. Morgan Private Banking, respectively held 34,900 Shares and 500 Shares in customer accounts.

     Except as disclosed in this Consent Statement, none of the Purchaser, J&J, their directors or executive officers, the Nominees or the employees or other representatives of the Purchaser or J&J named in Annex II owns any securities of the Company or any parent or subsidiary of the Company, beneficially or of record, has purchased or sold any such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to such securities. Except as disclosed in this Consent Statement, to the best knowledge of the Purchaser, J&J, their directors or executive officers, the Nominees and the employees and other representatives of the Purchaser or J&J named in Annex II, none of their associates beneficially owns, directly or indirectly, any securities of the Company.

     Except as disclosed in this Consent Statement, none of the Purchaser, J&J, their directors or executive officers, the Nominees, the employees or other representatives of the Purchaser or J&J named in Annex II, or, to their best knowledge, their associates has any arrangement or understanding with any person
(1) with respect to any future employment by the Company or its affiliates or
(2) with respect to future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction that has occurred since July 1, 1994, or any currently proposed transaction, or series of similar transactions, which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000. Certain Nominees, directors and executive officers of J&J or the Purchaser and/or their respective associates may also be directors or officers of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since July 1, 1994, but J&J believes that the interest of such persons in such transactions is not of material significance.

                                      III-1

                                    ANNEX IV
                           FORM OF PROPOSED AMENDMENT
                           TO SECTION 2 OF ARTICLE II
                             OF THE COMPANY BY-LAWS

     Section 2. Number.

     The number of directors of the Corporation shall be three.

                                                          [FORM OF CONSENT CARD]

                    PRELIMINARY COPY--SUBJECT TO COMPLETION

-------------------------------------------------------------------------------------------------------------------------------
            WHITE
           CONSENT                              JNJ ACQUISITION CORP. IN OPPOSITION TO THE BOARD OF DIRECTORS
             CARD                                                   OF CORDIS CORPORATION
 ------------------------------------------------------------------------------------------------------------------------------

     Unless otherwise indicated below, the undersigned, a shareholder of record
of Cordis Corporation (the "Company") on                     , 1995 (the "Record
Date"), hereby consents pursuant to Section 607.0704 of the Florida Business Corporation Act with respect to all shares of common stock of the Company (the "Company Common Stock") held of record by the undersigned to the taking of the following actions without a meeting of the shareholders of the Company:

1.   The removal of each incumbent director of the Company as follows: Catherine
     M. Burzik, David R. Challoner, M.D., Richard W. Foxen, Donald F. Malin, Jr., William J. Razzouk, Robert C. Strauss, Jan L. de Ruyter van Steveninck, Wilton W. Webster, Jr. and Patricia K. Woolf, PhD., and any other person who is a director of the Company at the time the action taken by this written consent becomes effective.

    / /  CONSENTS          / /  DOES NOT CONSENT               / /  ABSTAINS

     INSTRUCTION:   TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO
                    THE REMOVAL OF ALL THE ABOVE-NAMED DIRECTORS AND ANY OTHER
                    PERSON WHO IS A DIRECTOR OF THE COMPANY AT THE TIME THE
                    ACTION TAKEN BY THIS WRITTEN CONSENT BECOMES EFFECTIVE,
                    CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO
                    THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED DIRECTORS AND/OR
                    CERTAIN OF THE DIRECTORS NOT NAMED ABOVE WHO ARE DIRECTORS
                    OF THE COMPANY AT THE TIME THE ACTION TAKEN BY THIS WRITTEN
                    CONSENT BECOMES EFFECTIVE, BUT NOT ALL OF THEM, CHECK THE
                    "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU
                    DO NOT WISH REMOVED IN THE FOLLOWING SPACE:

2. Amendment of Section 2 of the Article II of the Company's By-laws to fix the number of directors at three.

      / /  CONSENTS            / /  DOES NOT CONSENT             / /  ABSTAINS

3.    The election of [         ], [         ] and [         ] (collectively,
      the "Nominees") as the directors of the Company to hold office until their successors are elected and qualified (or, if any such Nominee is unable to serve as a director of the Company due to death, disability or otherwise, any other person designated as a Nominee by the remaining Nominee or Nominees).

      / /  CONSENTS           / /  DOES NOT CONSENT             / /  ABSTAINS

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

     INSTRUCTION:   TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO
                    THE ELECTION OF ALL THE PERSONS NAMED ON THE REVERSE, CHECK
                    THE APPROPRIATE BOX ON THE REVERSE. IF YOU WISH TO CONSENT
                    TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED ON THE
                    REVERSE, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ON
                    THE REVERSE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO
                    NOT WISH ELECTED IN THE FOLLOWING SPACE:

4. Repeal each provision of the Company By-laws or amendment thereto adopted subsequent to April of 1977 and prior to the effectiveness of the Proposals.

     / /  CONSENTS           / /  DOES NOT CONSENT              / /  ABSTAINS

The provisions of the Consent Statement dated                 , 1995, of JNJ
Acquisition Corp., which more fully set forth the amendment to the By-laws of the Company described in Item 2 on the reverse, including the precise wording of such amendment, are incorporated hereby by reference.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ON THE REVERSE OR ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

The effectiveness of each of the proposals set forth on the reverse or above is subject to, and conditioned upon, the adoption of each of the other proposals set forth on the reverse or above by the holders of record of the close of business on the Record Date of a majority of the shares of Company Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Board of Directors of the Company and to the election of each Nominee).
                                                Please sign exactly as name
                                                appears on stock certificates or
                                                on label affixed hereto. When
                                                shares are held by joint
                                                tenants, both should sign. In
                                                case of joint owners, EACH joint
                                                owner should sign. When signing
                                                as attorney, executor,
                                                administrator, trustee,
                                                guardian, corporate officer,
                                                etc., give full title as such.

                                                Dated:

                                                           Signature

                                                   Signature, if held jointly

                                                       Title of Authority

            IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

 PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE
                                    ENCLOSED